UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF
THE SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
June 18, 2007

ALL-STATE PROPERTIES, L.P.
(Exact name of registrant as specified in charter)

 Delaware
0-12895
 13-1574215
 (State or other
jurisdiction of
incorporation)
(Commission File
Number)
(IRS Employer
 Identification No.)

 5500 NW 69th Avenue, Lauderhill, FL  33319
(Address of principal executive offices)

 (954) 572-2113
(Registrant?s telephone number, including area code)

Copy to:
Robert C. Brighton, Jr., Esq.
Ruden McClosky Smith Schuster & Russell, P.A.
200 East Broward Boulevard
Fort Lauderdale, FL  33301
Phone: (954) 527-2473
Fax: (954) 333-4073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

??
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

?
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

?
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

?

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


	EXPANATORY NOTE

This Form 8-K/A amends the Form 8-K filed by the Registrant, with the Securities and Exchange Commission on May 17, 2007, to include as Exhibit 16.1 a letter from our former accountants in accordance with Item 304(a)(3) of Regulation S-K.

Section 4 ? Matters Related to Accountants and Financial
Statements

ITEM 4.01 CHANGES IN REGISTRANT?S CERTIFYING ACCOUNTANT

a.	On January 1, 2007, the Registrant?s independent
accountants, Freeman, Buczyner & Gero resigned from their position as accountants for the Registrant.
The accountant?s report for the previous two years did not contain an adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. During the previous two years, and through December 31, 2006, there were no disagreements with the former independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The
Registrant?s General Partner approved a change in accountant on January 1, 2007. The Registrant has provided a copy of the disclosures made in this Form
8-K to the former accountant no later than the day of filing with the SEC, and has requested that the accountant furnish a letter addressed to the Commission stating whether it agrees with the statements made herein, and if not, stating the respects in which it does not agree. A copy of the letter dated May 18, 2007 furnished by Freeman, Buczyner & Gero in response to that request is filed as Exhibit 16.1 to this Form 8-K/A.

b.	On January 1, 2007, the Registrant retained the
services of Morrison, Brown, Argiz & Farra, LLP, as independent accountants for the Company. The Company did not consult with the new accountants prior to this date regarding the application of accounting principles or the type of audit that might be rendered on our financial statements or any matter that was either subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

		(d) Exhibits

	Exhibits 16.1 Letter dated May 18, 2007 from
Freeman, Buczyner & Gero to the Securities and
Exchange Commission.







SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



ALL-STATE PROPERTIES, L.P.



BY:
/s/ STANLEY R. ROSENTHAL


Stanley R. Rosenthal,
General Partner

Dated: June 18, 2007



















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